UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 27, 2007
                                                          -------------


                              SENSE HOLDINGS, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


           Florida                      333-87293                 82-0326560
           -------                      ---------                 ----------
(State of other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


           10871 NW 52 Street, Sunrise, Florida                33351
           ------------------------------------                -----
         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (964) 726-1422
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

         As previously disclosed in our Current Report on Form 8-K, effective June 27, 2007 we entered into a membership interest exchange agreement with Shanghai Aohong Industry Co., Ltd. ("Aohong"), a Chinese limited liability company, and its sole members Mr. Aihua Hu and his wife, Mrs. Ying Ye. Under the terms of the agreement, we acquired 56.08% of the membership interests of Aohong from that company in exchange for 3,380,000 to be invested in Aohong between September 30, 2007 and July 27, 2009. As part of the transaction, 12,500,000 shares of our common stock valued at $1,187,500 which were issued to Mr. Hu for the retaining of current management. The transfer of the membership interests to us is subject to receipt by Aohong of the necessary government approvals as required by the laws of the People's Republic of China. Subsequent to June 27, 2007, Aohong has submitted the requisite documentation and the approval process is pending.

         Following is certain information concerning Aohong.

Description of Business
-----------------------

Overview

         Aohong sells and distributes assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishing agents and assorted aerosol sprays. Aohong sold and distributed approximately 15,000 tons of liquid coolants in fiscal 2006 and approximately 12,000 tons of liquid coolants in fiscal 2005.

         Aohong's operations are comprised of three basic functions:

         o Repackaging bulk quantities of liquid coolants into smaller packaging for resale and distribution. Approximately 50% and approximately 45%, respectively, of its net revenues were generated from this activity in fiscal 2006 and fiscal 2005,

         o Custom mixing of various raw materials in accordance with customer specifications into a new product. Aohong employs two engineers who work with customers to derive proper mixture of chemicals. Approximately 40% of its net revenues were generated from this activity in each of fiscal 2006 and fiscal 2005, and

         o Distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product. Approximately 10% and approximately 15%, respectively, of its net revenues were generated from this activity in each of fiscal 2006 and fiscal 2005.

         Aohong holds various certifications related to its operations, including:

         o Environmental Management System ISO14001: 2004 certificate,
         o ISO9001:2000 quality system certificate, and
         o TS 16949 (international quality management certificate for the automotive industry)

         Aohong's customers include manufacturers of automobiles, refrigerators and air conditioners as well as distributors of coolants. In 2006 approximately 33% of its net revenues were from manufacturers, including automobile, air condition and refrigerator manufacturers, approximately 32% of its net revenues were from air condition and refrigerator retailers and approximately 35% of its net revenues were from the export of products. Because approximately 60% of its sales are to automobile and refrigerator manufacturers, historically Aohong has witnessesed a seasonal surge in demand for refrigerant products from November to June.

         Aohong distributes products within China to 16 provinces and districts including Liaoning, Jilin, Beijing, Xinjiang, Shangxi, Chongqing, Sichuan, Jiangshu, Zhejiang, Anhui, Guangdong, Hainan, Hong Kong and Taiwan. Aohong exports to countries such as Russia and Thailand. One customer, Shanghai 3F Material Co., Ltd., represented approximately 13% of Aohong's net revenue in fiscal 2006, primarily attributable to sales of R22.

         Aohong utilizes a purchase order system for orders and it signs annual supply agreements with its major customers. Typically it will deliver products within 25 to 45 days from the time an order is placed. Aohong generally offers its customers terms of net 60 days to net 90 days and its policy is to require a deposit from all retailers and new customers without a credit history of approximately 20% at the time the order is placed.

Product Offerings

         Following are a list of products sold by Aohong:

PRODUCT           STRUCTURAL FORMULA                 APPLICATION
--------------------------------------------------------------------------------
R12               CCI2F2               Refrigerant, fire extinguishing agent,
                                       insecticide and spray, etc.
--------------------------------------------------------------------------------
R22               CHCLF2               Compressor, refrigerant for industrial
Difluorochloro-                        and residential air conditioning systems;
methane                                insecticides painting spray, and fire
                                       extinguishing agent.
--------------------------------------------------------------------------------
R406A             CHCLF2/              Refrigerant; Substitute for R12
                  CH3CCLF2/
                  CH3(CH3)
                  CHCH3
--------------------------------------------------------------------------------
R143S             CF3CH3               Refrigerant
--------------------------------------------------------------------------------
R125              CF3CHF2              Refrigerant, fire extinguishing agent
--------------------------------------------------------------------------------
R32               CH2F2                Refrigerant, substitute for R22
--------------------------------------------------------------------------------
THT                                    (Scentinel) (CH2)4S C4H8S Clear,
                                       colorless liquid with a strong
                                       unpleasant odor. Due to its smell,
                                       tetrahydrothiophene is occasionally
                                       used as an odorant in natural gas.
--------------------------------------------------------------------------------

         Revenues from the sale of R22 represented approximately 13% of its net revenues in fiscal 2006.

         Aohong places emphasis on the sale and distribution of environmentally friendly products. The Montreal Protocol on Substances that Deplete the Ozone Layer ("Montreal Protocol") was adopted on September 16, 1987 and later ratified on January 1, 1989 by 29 countries and the European Community (EC). The Montreal Protocol was designed to address the need for stronger measures to reduce the production and consumption of a number of chlorofluorocarbons (CFCs). According to the Montreal Protocol, all non-environmental friendly refrigerants should be replaced by environmental friendly refrigerants by the end of 2008. China, as a developing country, has agreed to implement the measures gradually and in 2006 began to implement the regulation. All coolant products proven to be harmful to the environment will be banned by December 31, 2008. Aohong is striving to be a leader in its industry in the sale and distribution of environmentally friendly products within China. Approximately 20% and approximately 12%, respectively, of Aohong's net revenues for fiscal 2006 and fiscal 2005 were derived from environmentally friendly products.

         Environmentally friendly products offered by Aohong include:

PRODUCT           STRUCTURAL FORMULA                 APPLICATION
--------------------------------------------------------------------------------
R134A             CH2FCF3              Refrigerant, common in automobile air
                                       conditioners and refrigerators
--------------------------------------------------------------------------------
R600A             CH3(CH3) CHCH3       Refrigerant
--------------------------------------------------------------------------------
R404A             CF3CHF2/             Refrigerant, substitute for R22
                  CH3CF3/
                  CF3CH2F
--------------------------------------------------------------------------------
R407C             CH2F2/               Refrigerant, substitute for R22
                  CF3CHF2/
                  CF3CH2F
--------------------------------------------------------------------------------
R410A             CH2F2/               Refrigerant, substitute for R22.
                  CF3CHF2
--------------------------------------------------------------------------------
R143A             CF3CH3               Refrigerant
--------------------------------------------------------------------------------
R142B             CCIF2CH3             Refrigerant
--------------------------------------------------------------------------------
CFC 12            CF2CI2               Refrigerant
--------------------------------------------------------------------------------

Sales and Marketing

         Aohong employs seven full time and two part-time sales persons, with one sales person dedicated to covering the Shandong Province and one sales person dedicated to covering the Sichuan Province. These two sales persons travel frequently to these provinces. The remaining sales persons handle the other provinces in which we sell products. Full time sales persons are compensated with base salary, commission and bonuses, and part-time sales persons are hired on a contractual basis under a commission only compensation structure. Based on different products and customers, sales persons generally earn commissions from 3% to 5% of the net profit margins. Aohong also markets and promotes their products through a variety of venues, including industry trade shows, online advertising, marketing literature, and referrals.

Suppliers

         Aohong purchases products from a variety of sources, including:

SUPPLIER                                                   PRODUCT
--------------------------------------------------------------------------------
JiangSu MeiLan Chemical Co., Ltd.                          R12, R22
--------------------------------------------------------------------------------
Chevron Phillips Chemical (China) Co., Ltd.                R6001, THT
                                                           (Tetrahydrothiophene)
--------------------------------------------------------------------------------
Sinochem Modern Environmental Protection Chemicals         R134A
(Xi'an) Co., Ltd.
--------------------------------------------------------------------------------
Daikin Chemical International Trading(Shanghai) Co., Ltd.  R 404, R407C, R410A
--------------------------------------------------------------------------------
Changshu 3F Zhonghao New Chemical Materials Co., Ltd.      R142  R143  R32  R125
--------------------------------------------------------------------------------

         Approximately 50% of the coolant products are supplied by JiangSu MeiLan Chemical Co., Ltd. Aohong has been a distributor of products from this company since 2005. Aohong is also a supplier of liquid coolants manufactured by Chevron Phillips Chemical (China) Co., Ltd., JiangSu MeiLan Chemical Co., Ltd., Sinochem Modern Environmental Protection Chemicals (Xi'An) Co., Ltd., and Daikin

Chemical International Trading (Shanghai) Co., Ltd. In January 2003 Aohong signed a distribution agreement with Chevron Phillips Chemical (China) Co., Ltd. pursuant to which Aohong was named a distributor in mainland China for R600A and in January 2004 it signed a distribution agreement with Chevron Phillips Chemical (China) Co., Ltd. designating Aohong as a distributor in mainland China for THT (tetrahydrothiophene) products. Since 2005 Aohong has been a distributor of Daikin Chemical International Trading (Shanghai) Co., Ltd. for R404A, R407C and R410A and since 2003 it has been a distributor of Sinochem Modern Environmental Protection Chemicals (Xi'an) Co., Ltd. for R134A.

         Aohong generally inventories a one month supply of liquid coolants. Aohong utilizes disposable steel cylinders to store various gases or liquids purchased in bulk quantities. These cylinders come in 30lb and 50lb capacity and meet the standards of European and U.S. markets. Because approximately 80% of its customers have an existing business relationship with Aohong which is in excess of two years, it is able to estimate customer demand and maintain inventory levels in accordance with the anticipated orders from customers. Taking advantage of its large warehouse space, Aohong generally increases its inventory levels during its off peak season which enables it to offer shorter delivery times and in some cases better pricing during its peak selling season. Terms offered by Aohong's suppliers are generally net 60 days.

Competition

         The market for the sale of liquid coolants in China is very competitive. There are approximately 13 coolant distributors operating within China, of which Aohong estimates approximately four or five are large companies and the remaining eight to nine are smaller companies. Aohong's principal competitors include:

COMPETITORS                                BACKGROUND
--------------------------------------------------------------------------------
Zhejiang Ju Hua Co., Ltd.                  Manufacturer for R11, R12, R22, R134a
--------------------------------------------------------------------------------
Shandong Dongyue Chemical Co., Ltd.        Manufacturer for R22, R134a
--------------------------------------------------------------------------------
Beijing Jinxin Jiaye Chemical Co., Ltd.    Repack processing company
--------------------------------------------------------------------------------
Shanghai Zhiyang Trading Co., Ltd.         Distributor
--------------------------------------------------------------------------------
Zhejiang Yonghe New Type Refrigerant       Repack processing company
Co., Ltd.
--------------------------------------------------------------------------------

         Aohong believes it differentiates itself from its competitors through its ability to accommodate a variety of orders in the form of repacking, combining, or distributing products and its warehouse capacity enables it to meet customer demand on short notice.

Government Regulations

         The operations of Aohong must conform to Industrial Chemical Control Law (ICCL) of People's Republic of China, The Management Regulation of Chemical Industry Environmental Protection and rules for private (non-state owned) companies doing business in China. Aohong is also subject to registration and inspection by The Ministry of China Chemical Industry with respect to the distribution of chemical products in China and it is licensed by the Shanghai Government for the distribution of chemical products. Supervision of the manufacturing of steel cylinders is governed by the General Administration of Quality Supervision, Inspection and Quarantine of the P.R.C (GAQSIQ). Manufacturers must obtain a gas cylinder filling license, which Aohong obtained on December 31, 2004.

Employees

         At July 30, 2007 Aohong had a total of 46 employees, in the following departments:

         Department                                              Number
         ----------                                              ------
         Administration, including CEO and CFO ................    10
         Sales, including seven full time and two part-time ...     9
         Accounting ...........................................     4
         Workshop, including two engineers ....................    17
         Logistics ............................................     6
                                                                   --
                                                                   46

         Each full-time employee is a member of a local trade union. Labor relations have remained positive and we have not had any employee strikes or major labor disputes. Unlike trade union in western countries, trade unions in most parts of China are organizations mobilized jointly by the government and the management of the corporation.

         We are required to contribute a portion of our employees' total salaries to the Chinese government's social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations. We expect the amount of our contribution to the government's social insurance funds to increase in the future as we expand our workforce and operations.

Property

         Aohong is located in the Huating Economic & Development Area, Jiading District, Shanghai. Aohong owns a 218,000 square foot facility which includes 98,100 square feet of workshop and office spaces, 33,790 square feet of warehouse and 115.7 cubic meters of storage tanks. This facility serves as Aohong's principal offices. Aohong also leases approximately 196 square feet of additional warehouse space for a monthly expense of $105 under an agreement expiring in March 2008.

History of Aohong

         Aohong was established in February 2000 as Shanghai Aohong Industry Co., Ltd. by Mr. Aihua Hu, its CEO, and his wife Mrs. Ying Ye. On July 5, 2007 Aohong changed its name to Shanghai Aohong Chemical Co., Ltd.

         Aohong has two wholly owned subsidiaries; Shanghai Binghong Trading Co., Ltd. which was established in March 2002 and Shanghai Wuling Environmental Material Co., Ltd. which was established in January 2005.

Management
----------

         Aohong's management includes the following persons:

         NAME                   AGE         TITLE
         ----                   ---         -----
         Mr. Aihua Hu           45          Chief Executive Officer
         Ms. Huayan Zhi         51          Chief Financial Officer

         Mr. Hu has served as CEO of Aohong since co-founding the company in February 2000. From May 1993 to April 2000, Mr. Hu served as Vice General Manager of Shanghai Lixin Gas Co., Ltd., an industrial gas and refrigerant manufacturer located in Shanghai. As Vice General Manager Mr. Hu was responsible for sales and business development. From September 1982 to May 1993, Mr. Hu worked for Shanghai Chemical Light Industry Co., Ltd. responsible for sales and marketing.

         Mrs. Zhi has served as CFO of Aohong since October, 2002. Mrs. Zhi served as an accountant for Singapore Liquan Information (Shanghai) Co., Ltd. from April 2001 to September 2002. From October 1993 to March 2001, Mrs. Zhi was an accountant and then director of the accounting department at Shanghai Lixin Gas Co. Ltd. one of the largest industrial gas and refrigerant manufacturers in Shanghai. Mrs. Zhi was responsible for budget forecasting, financial analysis and other accounts payable and accounts receivable related issues. From November 1973 to September 1993, Ms. Zhi was an accountant for Shanghai Hongkong Hardware Electric Co., Ltd.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain statements in this report contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, Chinese and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

         Accompanying this Current Report on Form 8-K/A are audited financial statements of Aohong for the fiscal years ended December 31, 2005 and 2006.

(b) Pro forma financial information.

         Accompanying this Current Report on Form 8-K/A is the unaudited proforma consolidated balance sheet of Sense Holdings, Inc. at March 31, 2007 and the unaudited proforma consolidated statement of operations of Sense Holdings, Inc. for the three months ended March 31, 2007.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SENSE HOLDINGS, INC.

Date:  August 3, 2007                   By: /s/ Dore Scott Perler
                                            ---------------------
                                            Dore Scott Perler,
                                            Chief Executive Officer

                       SHANGHAI AOHONG INDUSTRY CO., LTD.

                        CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                       SHANGHAI AOHONG INDUSTRY CO., LTD.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                    CONTENTS


Report of Independent Registered Public Accounting Firm .............  F-3

Consolidated Financial Statements:

         Balance Sheets .............................................  F-4

         Statements of Operations ...................................  F-5

         Statement of Members' Equity ...............................  F-6

         Statements of Cash Flows ...................................  F-7

         Notes to Financial Statements ..............................  F-8 to 19

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Members and Directors
Shanghai Aohong Industry Co., Ltd.:

We have audited the accompanying consolidated balance sheets of Shanghai Aohong Industry Co., Ltd. as of December 31, 2006 and 2005, and the related consolidated statements of operations, members' equity and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Shanghai Aohong Industry Co., Ltd. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States.


      /s/ Sherb & Co., LLP
      Certified Public Accountants


Boca Raton, Florida
July 17, 2007

                             SHANGHAI AOHONG INDUSTRY CO., LTD.
                                CONSOLIDATED BALANCE SHEETS
                                                             December 31,
                                                       -----------------------    March 31,
                                                          2006         2005         2007
                                                       ----------   ----------   ----------
                                                                                 (unaudited)
                                           ASSETS

CURRENT ASSETS:
  Cash .............................................   $  686,928   $  615,895   $  746,399
  Accounts receivable (net of allowance for doubtful
   accounts of $242,470, $140,797 and $9,681 for
   2007, 2006 and 2005, respectively ...............    1,866,603    1,922,097    2,935,907
  Notes receivable .................................      287,816      148,866       93,887
  Other receivable .................................       94,417       65,402       34,956
  Inventory ........................................    1,275,679    1,521,081    1,574,141
  Prepaid expenses and other .......................       30,689    1,004,780    1,112,034
                                                       ----------   ----------   ----------

    Total Current Assets ...........................    4,242,132    5,278,121    6,497,324
                                                       ----------   ----------   ----------

RESTRICTED CASH ....................................      511,673      563,579      723,430
PROPERTY AND EQUIPMENT-net .........................    1,034,026      935,549      996,765
LAND USE RIGHT-net .................................      164,123      162,308      164,944
MARKETABLE SECURITIES-HELD FOR SALE ................       25,584       24,773       25,837
OTHER ASSET ........................................      195,715            -      197,651
                                                       ----------   ----------   ----------

    Total Assets ...................................   $6,173,253   $6,964,330   $8,605,951
                                                       ==========   ==========   ==========


                              LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Notes payable ....................................   $2,046,691   $2,353,407   $2,583,679
  Accounts payable and accured expenses ............       68,570      641,822    1,350,904
  Advance from customers ...........................      229,720      348,992      288,788
  Other payable ....................................      307,916      273,004      267,668
  Due to related parties ...........................       30,600      392,320      284,119
                                                       ----------   ----------   ----------

    Total Current Liabilities ......................    2,683,497    4,009,545    4,775,158
                                                       ----------   ----------   ----------

MEMBERS'  EQUITY:
  Members' equity ..................................    2,072,339      633,892    2,072,339
  Retained earnings ................................    1,264,883    2,274,107    1,570,185
  Other comprehensive income-foreign currency ......      152,534       46,786      188,269
                                                       ----------   ----------   ----------

    Total Members' Equity ..........................    3,489,756    2,954,785    3,830,793
                                                       ----------   ----------   ----------

    Total Liabilities and Members' Equity ..........   $6,173,253   $6,964,330   $8,605,951
                                                       ==========   ==========   ==========

                             See notes to financial statements.

                                            F-4

                               SHANGHAI AOHONG INDUSTRY CO., LTD.
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                        For the Year Ended         Three Months    Three Months
                                           December 31,                Ended           Ended
                                   ----------------------------      March 31,       March 31,
                                       2006            2005             2007            2006
                                   ------------    ------------    ------------    ------------
                                                                    (unaudited)     (unaudited)
NET REVENUES ...................   $ 21,115,623    $ 13,803,841    $  8,014,494    $  8,836,752

COST OF SALES ..................     19,303,386      12,037,248       6,950,837       8,221,814
                                   ------------    ------------    ------------    ------------

GROSS PROFIT ...................      1,812,237       1,766,593       1,063,657         614,938
                                   ------------    ------------    ------------    ------------

OPERATING EXPENSES:
  Selling expenses .............        736,154         599,955         352,700         146,978
  General and administrative ...        568,158         365,359         379,664         194,920
                                   ------------    ------------    ------------    ------------

    Total Operating Expenses ...      1,304,312         965,314         732,364         341,898
                                   ------------    ------------    ------------    ------------

INCOME FROM OPERATIONS .........        507,925         801,279         331,293         273,040
                                   ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE):
  Other income (expense) .......            228          18,933         (13,027)        (11,200)
  Interest expense .............        (78,803)        (35,664)        (12,892)        (10,824)
                                   ------------    ------------    ------------    ------------
    Total Other Expense ........        (78,575)        (16,731)        (25,919)        (22,024)
                                   ------------    ------------    ------------    ------------

INCOME BEFORE TAXES ............        429,350         784,548         305,374         251,016

  INCOME TAXES .................           (127)           (208)            (72)            (42)
                                   ------------    ------------    ------------    ------------

NET INCOME .....................   $    429,223    $    784,340    $    305,302    $    250,974
                                   ============    ============    ============    ============

                               See notes to financial statements.

                                               F-5

                                SHANGHAI AOHONG INDUSTRY CO., LTD.
                            CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
                                                                           Other          Total
                                              Members'      Retained    Comprehensive    Members'
                                               Equity       Earnings       Income         Equity
                                            -----------   -----------   -------------  -----------
Balance, December 31, 2004 ..............   $   633,892   $ 1,489,767    $         -   $ 2,123,659

  Net income ............................             -       784,340              -       784,340

  Foreign currency translation adjustment             -             -         46,786        46,786
                                            -----------   -----------    -----------   -----------

Balance, December 31, 2005 ..............       633,892     2,274,107         46,786     2,954,785

  Equity dividend distribution ..........     1,438,447    (1,438,447)             -             -

  Net income ............................             -       429,223              -       429,223

  Foreign currency translation adjustment             -             -        105,748       105,748
                                            -----------   -----------    -----------   -----------

Balance, December 31, 2006 ..............     2,072,339     1,264,883        152,534     3,489,756

  Net income (unaudited) ................             -       305,302              -       305,302

  Foreign currency translation adjustment             -             -         35,735        35,735
                                            -----------   -----------    -----------   -----------

Balance, March 31, 2007 (unaudited) .....   $ 2,072,339   $ 1,570,185    $   188,269   $ 3,830,793
                                            ===========   ===========    ===========   ===========

                                See notes to financial statements.

                                                F-6

                                       SHANGHAI AOHONG INDUSTRY CO., LTD.
                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           For the Year Ended       Three Months   Three Months
                                                              December 31,              Ended          Ended
                                                       --------------------------     March 31,      March 31,
                                                           2006           2005           2007           2006
                                                       -----------    -----------    -----------    -----------
                                                                                     (unaudited)    (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income .......................................   $   429,223    $   784,340    $   305,302    $   250,974
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
    Depreciation and amortization ..................       140,114        127,801         53,110         38,005
    Allowance for doubtful accounts ................       131,116          9,681        101,673             45
  Changes in assets and liabilities:
    Restricted cash ................................        51,906        (14,493)      (211,757)      (432,040)
    Accounts receivable ............................       (75,622)    (1,244,425)    (1,170,977)    (1,000,876)
    Other receivable ...............................       (29,015)       153,116         59,461         65,402
    Inventory ......................................       245,402        916,044       (298,462)        60,306
    Prepaid expenses and other .....................       974,091       (777,158)    (1,081,345)       360,121
    Accounts payable ...............................      (573,252)      (223,352)     1,039,963        136,122
    Accrued expenses ...............................             -         (3,035)       242,371              -
    Advance from customers .........................      (119,272)         9,491         59,068       (332,479)
    Other payable ..................................        34,912       (450,428)       (40,248)       (20,586)
                                                       -----------    -----------    -----------    -----------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES      1,209,603       (712,418)      (941,841)      (875,006)
                                                       -----------    -----------    -----------    -----------

CASH PROVIDED BY INVESTING ACTIVITIES:
  Increase in deposit on other assets ..............      (195,715)             -              -              -
  Purchase of property, plant and equipment ........      (250,441)      (172,180)             -        (91,794)
  Retirement of property, plant and equipment ......        53,887              -              -              -
                                                       -----------    -----------    -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES ..............      (392,269)      (172,180)             -        (91,794)

CASH PROVIDED BY FINANCING ACTIVITIES:
  (Increase) decrease in notes receivable ..........      (138,950)      (148,866)       193,929        (27,919)
  Repayment of loans payable .......................      (306,716)             -       (516,736)             -
  Proceeds from loan payable .......................             -        603,573      1,053,724      1,006,808
  (Decrease) increase on amount due to related party      (361,720)       380,252        253,519         24,890
                                                       -----------    -----------    -----------    -----------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES       (807,386)       834,959        984,436      1,003,779

Effect of exchange rate on cash ....................        61,085         41,793         16,876         13,769

NET INCREASE (DECREASE) IN CASH ....................        71,033         (7,846)        59,471         50,748

CASH  - beginning of year ..........................       615,895        623,741        686,928        615,895
                                                       -----------    -----------    -----------    -----------

CASH - end of period ...............................   $   686,928    $   615,895    $   746,399    $   666,643
                                                       ===========    ===========    ===========    ===========

                                       See notes to financial statements.

                                                       F-7

                       SHANGHAI AOHONG INDUSTRY CO., LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Aohong sells and distributes assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishing agents and assorted aerosol sprays. Aohong sold and distributed approximately 15,000 tons of liquid coolants in fiscal 2006 and approximately 12,000 tons of liquid coolants in fiscal 2005.

OPERATIONS

The operations of Aohong are comprised of three basic functions:

o Repackaging bulk quantities of liquid coolants into smaller packaging for resale and distribution. Approximately 50% and approximately 45%, respectively, of its net revenues were generated from this activity in fiscal 2006 and fiscal 2005,

o Custom mixing of various raw materials in accordance with customer specifications into a new product. Aohong employs two engineers who work with customers to derive proper mixture of chemicals. Approximately 40% of its net revenues were generated from this activity in each of fiscal 2006 and fiscal 2005, and

o Distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product. Approximately 15% and approximately 10%, respectively, of its net revenues were generated from this activity in each of fiscal 2006 and fiscal 2005.

Customers of Aohong include manufacturers of automobiles, refrigerators and air conditioners as well as distributors of coolants. In 2006 approximately 33% of its net revenues were from manufacturers, including automobile, air condition and refrigerator manufacturers, approximately 32% of its net revenues were from air condition and refrigerator retailers and approximately 35% of its net revenues were from the export of products.

Approximately 60% of its sales are to automobile and refrigerator manufacturers. As a result, historically Aohong has witnessed a seasonal surge in demand for refrigerant products from November to June.

Aohong was established in February 2000 as Shanghai Aohong Industry Co., Ltd. On July 5, 2007 Aohong changed its name to Shanghai Aohong Chemical Co., Ltd. Aohong has two wholly owned subsidiaries; Shanghai Binghong Trading Co., Ltd. which was established in March 2002 and Shanghai Wuling Environmental Material Co., Ltd. which was established in January 2005.

                       SHANGHAI AOHONG INDUSTRY CO., LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

UNAUDITED FINANCIAL STATEMENTS

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The financial statements include the accounts of Aohong. These financial statements should be read in conjunction with the financial statements for the years ended December 31, 2006 and 2005, and notes thereto, contained in this financial statement. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results for the full year ending December 31, 2007.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates for the years ended December 31, 2006 and 2005 and the three months ended March 31, 2007 include provisions made for sales and the related allowance for doubtful accounts.

BASIS OF PRESENTATION

Aohong maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in China. Certain adjustments and reclassifications have been incorporated in the accompanying financial statements to conform to accounting principles generally accepted in the United States of America.

CASH AND CASH EQUIVALENTS

Aohong classifies highly liquid temporary investments with an original maturity of three months or less when purchased, as cash equivalents.

                       SHANGHAI AOHONG INDUSTRY CO., LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable consists primarily of amounts due to Aohong from normal business activities. Aohong maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required. As of December 31, 2006 and 2005, Aohong has recorded an allowance for doubtful accounts of $140,797, $9,681 respectively. As of March 31, 2007, Aohong has recorded an allowance for doubtful accounts of $242,470.

INVENTORY

Inventory, consisting of finished goods related to the products of Aohong are stated at the lower of cost or market utilizing the weighted average method.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For the purpose of this disclosure, the fair value of a financial instrument is the amount at which an instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, loans and amounts due from related parties approximate their fair market value based on the short term maturity of these instruments.

REVENUE RECOGNITION

Aohong follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, Aohong records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of Aohong:

Aohong records revenues from the sale of products when the goods are shipped, title passes, and collectibility is reasonably assured.

                       SHANGHAI AOHONG INDUSTRY CO., LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

FOREIGN CURRENCY

Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translations", and are included in determining net income or loss. For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing on the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the date those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss or gain.

The reporting currency is the U.S. dollar. The functional currency of Aohong is the local currency, the Renminbi, which is sometimes referred to as the Chinese Dollar ("RMB"). The financial statements of Aohong are translated into United States dollars using year end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented due to fluctuations between the RMB and the United States dollar. On July 21, 2005, the central government of China allowed the RMB to fluctuate, ending its decade-old policy of valuation pegged to the U.S. dollar. The new RMB rate reflects an approximately 2% increase in value against the U.S. dollar. Historically the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk. Aohong does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to benchmark the RMB against the U.S. dollar.

INCOME TAXES

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws. Valuation allowances are recognized to reduce the deferred tax assets to the amount that is more likely than not to be realized. In assessing the likelihood of realization, management considers estimates of future taxable income.

COMPREHENSIVE INCOME

Aohong uses Statement of Financial Accounting Standards No. 130 (SFAS130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of members' equity, except those due to investments by members, changes in members' equity and distributions to members. For Aohong, comprehensive income for the year ended December 31, 2006 and 2005 included net income and foreign currency translation adjustments.

                       SHANGHAI AOHONG INDUSTRY CO., LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

EQUITY DIVIDEND DISTRIBUTION

On December 31, 2006 the Company increased the members' equity by contributing retained earnings of $1,438,447 from the year ended December 31, 2006 to members' equity in the form of a dividend distribution. As a result, the members' equity increased from $633,892 to $2,072,339. At December 31, 2006 Mr. Aihua Hu and his wife Mrs. Ying Ye held a 65.35% and 34.65% ownership interest respectively.

REVENUE CONCENTRATION

At December 31, 2005 one client, Shanghai 3F Materials Co., Ltd., represented approximately 11% of the total revenues for Aohong.

At December 31, 2006 two clients represented more than 10% of the total annual revenues for Aohong. The two clients, Shanghai 3F Materials Co., Ltd. and Changshu Zhongtian Chemical Trading Co., Ltd. represented approximately 19% and 13% respectively of the total annual revenues for Aohong.

At March 31, 2007 three clients represented more than 10% of the total revenues for Aohong for the three months ended March 31, 2007. The three clients, Shanghai 3F Materials Co., Ltd., Hangzu Fuming Refrigerant Co., Ltd., and Changshu Zhongtian Chemical Trading Co., Ltd. represented approximately 22%, 16%, and 15% respectively of the total revenues for Aohong for the three months ended March 31, 2007.

CUSTOMER CONCENTRATION

As of December 31, 2006, two clients accounted for $745,925 or approximately 40% of the total accounts receivable of $ 1,866,603. These amounts are comprised as follows: Mengda Trading Company of $432,268 or approximately 23%, and HanQu Business Trading of $313,657 or approximately 17%.

As of March 31, 2007, three clients accounted for $2,061,592 or approximately 70% of the total accounts receivable of $ 2,935,907. These amounts are comprised as follows: Mengda Trading Co., Ltd. of $475,991 or approximately 16%, HanQu Business Trading Co., Ltd. of $504,536 or approximately 17%, and Shanghai 3F Materials Co., Ltd. of $1,081,065 or approximately 37%.

NOTE 2 - INVENTORY

At December 31, 2006 and 2005, inventory consisted of the following:

                          2006               2005
                          ----               ----

Finished Goods         $1,275,679         $1,521,081
                       ==========         ==========

At March 31, 2007, inventory consisted of finished goods of $1,574,141.

                       SHANGHAI AOHONG INDUSTRY CO., LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTES 3 - PROPERTY AND EQUIPMENT

At December 31, 2006 and 2005, property and equipment consisted of the following:

                              Estimated                               March 31,
                                Life          2006         2005         2007
                              ---------   -----------   ----------   ----------

Buildings .................   20 years    $   709,121   $  640,443   $  716,133
Auto and Trucks ...........   5 years         227,596      125,918      229,844
Manufacturing Equipment ...   10 years        432,889      346,902      438,201
Office Equipments .........   5 years          35,506       37,169       35,873
Construction in Progress ..   -                     -       19,818            -
                                          -----------   ----------   ----------
                                            1,405,112    1,170,250    1,420,051

                                          -----------   ----------   ----------
Less: Accumulated
 Depreciation .............                  (370,086)    (234,701)    (423,286)
                                          -----------   ----------   ----------
                                          $ 1,035,026   $  935,549   $  996,765
                                          ===========   ==========   ==========

For the years ended December 31, 2006 and 2005, depreciation expense amounted to $136,385 and $124,044, respectively. For the three months ended March 31, 2007, depreciation expense amounted to $49,470.

NOTE 4 - LAND USE RIGHTS

Aohong has land use rights pursuant to an agreement with the Chinese government. At December 31, 2006 and 2005, the land use rights are valued at $174,909 and $169,365 respectively. Under the terms of the agreement, Aohong has rights to use certain land until November 3, 2053. Aohong amortizes these land use rights over the contract period beginning December 1, 2003. For the year ended December 31, 2006 and 2005, amortization expenses amounted to $3,729 and $3,757 respectively. For the three months ended March 31, 2007, amortization expenses amounted to$910.

                              Estimated                               March 31,
                                Life          2006         2005         2007
                              ---------   -----------   ----------   ----------

Land Use Rights ...........   50 years    $   174,909   $  169,365   $  176,640
Less: Accumulated
 Amortization .............                    10,786        7,057       11,696
                                          -----------   ----------   ----------
                                          $   164,123   $  162,308   $  164,944
                                          ===========   ==========   ==========

                       SHANGHAI AOHONG INDUSTRY CO., LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 5 - NOTES PAYABLE

Notes payable consisted of the following at December 31, 2006 and 2005:

                                                            2006         2005
                                                         ----------   ----------
Notes payable to Country Commercial Bank HuaTing
Branch, due on April 30, 2006. Interest only payable
monthly at an annual rate of 6.84% ...................   $        -   $  185,795

Notes payable to Country Commercial Bank HuaTing
Branch, due on August 31, 2006. Interest only payable
monthly at an annual rate of 6.84% ...................            -      309,659

Notes payable to Country Commercial Bank HuaTing
Branch, due on December 19, 2006. Interest only
payable monthly at an annual rate of 6.84%. Secured by
the buildings located at 333 and 338 Huhua E.Rd,
Jiading, Shanghai ....................................            -      309,659

Notes payable to Country Commercial Bank HuaTing
Branch, due on December 19, 2006. Interest only
payable monthly at an annual rate of 6.84%. Secured by
the buildings located at 333 and 338 Huhua E. Rd
Jiading, Shanghai ....................................            -       61,932

Notes payable to Country Commercial Bank HuaTing
Branch, due on January 30, 2007. Interest only payable
monthly at an annual rate of 7.02% ...................      127,918            -

Notes payable to Country Commercial Bank HuaTing
Branch, due on January 31, 2007. Interest only payable
monthly at an annual rate of 6.66% ...................      127,918            -

Notes payable to Country Commercial Bank HuaTing
Branch, due on January 31, 2007. Interest only payable
monthly at an annual rate of 6.66%. Secured by the
buildings located at 333 and 338 Huhua E.Rd Jiading,
Shanghai .............................................      191,878            -

Notes payable to Country Commercial Bank HuaTing
Branch, due on March 31, 2007. Interest only payable
monthly at an annual rate of 6.84% ...................      191,878            -

Notes payable to Country Commercial Bank HuaTing
Branch, due on November 28, 2007. Interest only
payable monthly at an annual rate of 7.38%. Secured by
the buildings located at 333 and 338 Huhua E.Rd
Jiading Shanghai .....................................      127,918            -

Bank acceptances payable. Non interest bearing.
Secured by restricted cash ...........................    1,279,181    1,486,362
                                                         ----------   ----------
Total ................................................    2,046,691    2,353,407
                                                         ----------   ----------
Less: Current Portion ................................    2,046,691    2,353,407
                                                         ----------   ----------
Long Term Portion of Loans Payable ...................   $        -   $        -
                                                         ==========   ==========

                       SHANGHAI AOHONG INDUSTRY CO., LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 5 - NOTES PAYABLE
(CONTINUED)

At March 31, 2007, notes payable consisted of the following:

                                                                       March 31,
                                                                         2007
                                                                      ----------
Notes payable to Country Commercial Bank HuaTing Branch, due on
November 28, 2007. Interest only payable monthly at an annual rate of 7.38%. Secured by the buildings located at 333 and 338 Huhua
E.Rd Jiading Shanghai .............................................   $  258,368

Notes payable to Country Commercial Bank HuaTing Branch, due on
January 16, 2008. Interest only payable monthly at an annual rate of 7.38%. Guaranteed by Shanghai Ronghua Press Container Co. Ltd,
Shanghai Wuling Environmental Material Co. Ltd and Shanghai
Binghong Trading Co. Ltd. .........................................      322,960

Notes payable to Country Commercial Bank HuaTing Branch, due on
February 28, 2008. Interest only payable monthly at an annual rate of 7.74%. Guaranteed by Shanghai Ronghua Press Container Co. Ltd,
Shanghai Hanqu Trading Co. Ltd, Shanghai Wuling Environmental
Material Co. Ltd and Shanghai Binghong Trading Co. Ltd. ...........      193,776

Bank acceptances payable. Non interest bearing. Secured by
restricted cash ...................................................    1,808,575

Total .............................................................    2,583,679

Less: Current Portion .............................................    2,583,679
                                                                      ----------
Long Term Portion of Loans Payable ................................   $        -
                                                                      ==========

                       SHANGHAI AOHONG INDUSTRY CO., LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 6 - ADVANCES FROM CUSTOMERS

Advances from customers consist of a prepayment to Aohong for merchandise that had not yet been shipped to the customer. Aohong will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy. At December 31, 2006 and 2005, advances from customers amounted to $229,720 and $348,992 respectively. At March 31, 2007, advances from customers amounted to $407,634.

NOTE 7 - RELATED PARTY TRANSACTIONS

DUE TO RELATED PARTIES

The financial statements include balances and transactions with related parties. From time to time, Aohong receives advances from its officers, for working capital purposes. These advanced are non interest bearing, unsecured and payable on demand. At December 31, 2006 and 2005, Aohong owed the officers of $30,600 and $392,320 respectively. At March 31, 2007, Aohong owed the officers of the Company $381,007.

NOTE 8 - INCOME TAX

Aohong accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The operations of Aohong in China are governed by the Income Tax Law of the People's Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the "PRC Income Tax Law"). Pursuant to the PRC Income Tax Law, wholly owned foreign enterprises are subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax). The two wholly owned subsidiaries of Aohong obtained approval from the Peoples Republic of China to have their income taxes abated. Such approval is in effect for the year end December 31, 2006 and 2005.

                       SHANGHAI AOHONG INDUSTRY CO., LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 8 - INCOME TAX (CONTINUED)

The components of income before income tax consist of the following:

                                                       Year Ended December 31,
                                                     ---------------------------
                                                         2006           2005
                                                     ------------   ------------

Chinese Operations .............................     $ 21,115,623   $ 13,803,841
                                                     ============   ============

The components of the provision for income taxes are as follows:

                                                       Year Ended December 31,
                                                     ---------------------------
                                                         2006           2005
                                                     ------------   ------------

Peoples Republic of China - Federal and Local ..     $        127   $        208
                                                     ============   ============

NOTE 9 - COMMITTMENTS

OPERATING LEASES

Aohong leases a warehouse space in Shanghai. Future minimum rental payments required under these operating leases are as follows:

            Period                      Total
            ------                      -----

Period Ended December 31, 2007 ...     $   926
Period Ended December 31, 2008 ...         309
                                       -------
                                       $ 1,235

Rent expense for the years ended December 31, 2006 and 2005 amounted to $1,073 and $5,036, respectively. For the three months ended March 31, 2007, rent expense amounted to $15,528.

                       SHANGHAI AOHONG INDUSTRY CO., LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 10 - OPERATING RISK

(a) CONCENTRATION OF CREDIT RISK

Financial instruments that potentially expose Aohong to concentration of credit risk consist primarily of cash. Aohong places its cash with financial institutions with high credit ratings. These cash accounts are located in Shanghai, of the Peoples Republic of China ("PRC").

(b) COUNTRY RISK

Revenues of Aohong are mainly derived from the sale of refrigerant products in the PRC. The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(c) PRODUCTS RISK

In addition to competing with other companies, Aohong could have to compete with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If U.S. companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that Aohong will remain competitive should this occur.

(d) Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese Renminbi (RMB) converted to U.S. dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(e) Key personnel risk

The Company's future success depends on the continued services of Mr. Aiuhu Hu in China. The loss of his services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key man insurance on his life. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees.

                       SHANGHAI AOHONG INDUSTRY CO., LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 11 - SUBSEQUENT EVENTS

On June 27, 2007, Sense Holdings, Inc. entered into a membership interest exchange agreement (the "Transaction") with Shanghai Aohong Industry Co., Ltd. ("Aohong), a Chinese limited liability company, and its sole members Mr. Aihua Hu and his wife, Mrs. Ying Ye. The acquisition by Sense Holdings Inc., (the "Company") of Shanghai Aohong Industry Co., Ltd. ("Aohong"), a company organized under the laws PRC, closed June 27, 2007.

Under the terms of the agreement, the Company agreed to contribute $4,567,500 to increase the net assets of Aohong. As a result, the Company holds a 56.08% majority interest in Shanghai Aohong Industry Co., Ltd. On June 27, 2007, the Acquisition closed; the Company acquired 56.08% of the membership interest of Shanghai Aohong Industry Co., Ltd. in exchange for $3,380,000 in cash and 12,500,000 shares of common stock, valued at $1,187,500 in the aggregate ("Consideration Stock"). The fair value of the common stock is based on the $0.095 quoted trading price of the common stock on the acquisition date and amounted to $1,187,500. The purchase price was determined based on an arm's length negotiation and no finder's fees or commissions were paid in connection with this acquisition. The transfer of the membership interests to us is subject to receipt by Aohong of the necessary government approvals as required by the laws of the People's Republic of China. Subsequent to June 27, 2007, Aohong has submitted the requisite documentation and the approval process is pending.

The $3,380,000 will be contributed to Aohong pursuant to the following schedule; $800,000 shall be paid to Aohong on or before September 30, 2007; $400,000 shall be paid to Aohong on or before June 30, 2008; $600,000 shall be paid to Aohong on or before December 31, 2008; and the remaining $1,580,000 shall be paid to Aohong on or before June 27, 2009.

The 12,500,000 shares of common stock have been issued to Mr. Hu.

The 56.08% interest in Aohong will be held in China Chemical Group, Inc., a wholly owned subsidiary of Sense Holdings, Inc.

The consideration of $4,567,500 to acquire a 56.08% interest in Aohong is based on the adjusted net assets of Aohong of $8,144,615 as of March 31, 2007.

                                          SENSE HOLDINGS, INC. AND SUBSIDIARIES
                                           Proforma Consolidated Balance Sheet
                                                      March 31, 2007
                                                                Sense         Shanghai        Proforma        Proforma
                                                            Holdings Inc.      Aohong        Adjustments    Consolidated
                                                            ------------    ------------    ------------    ------------
                                                             (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)
                          ASSETS

Current Assets:
  Cash and cash equivalents .............................   $    140,925    $    746,399    $          -    $    887,324
  Accounts receivable, net of allowance for doubtful
   accounts .............................................         63,517       2,935,907               -       2,999,424
  Notes receivable ......................................              -          93,887               -          93,887
  Other receivable ......................................              -          34,956               -          34,956
  Inventories ...........................................          4,641       1,574,141               -       1,578,782
  Prepaid expenses and other ............................              -       1,112,034               -       1,112,034
                                                            ------------    ------------    ------------    ------------
    Total current assets ................................        209,083       6,497,324               -       6,706,407

RESTRICTED CASH .........................................              -         723,430               -         723,430
PROPERTY AND EQUIPMENT-net ..............................          5,441         996,765         (36,681)        965,525
LAND USE RIGHT-net ......................................              -         164,944               -         164,944
MARKETABLE SECURITIES-HELD FOR SALE .....................              -          25,837               -          25,837
OTHER ASSETS ............................................              -         197,651               -         197,651
DUE FROM SHAREHOLDERS ...................................         36,803               -               -          36,803
DEPOSITS ................................................          1,230               -               -           1,230
                                                            ------------    ------------    ------------    ------------

                                                            $    252,557    $  8,605,951    $    (36,681)   $  8,821,827
                                                            ============    ============    ============    ============

      LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities:
  Notes payable .........................................   $     25,000    $  2,583,679    $          -    $  2,608,679
  Accounts payable ......................................         44,523       1,096,989               -       1,141,512
  Accrued expenses ......................................         15,434         253,915               -         269,349
  Accrued interest payable ..............................         25,438               -               -          25,438
  Advance from customers ................................              -         288,788               -         288,788
  Other payable .........................................              -         267,668               -         267,668
  Due to related parties ................................              -         284,119               -         284,119
  Deferred revenue ......................................         51,812               -               -          51,812
                                                            ------------    ------------    ------------    ------------
    Total current liabilities ...........................        162,207       4,775,158               -       4,937,365
                                                            ------------    ------------    ------------    ------------

Minority interest .......................................              -               -       3,605,843       3,605,843

Stockholders' (Deficit) Equity:
  Common stock, $.10 par value, 350,000,000 shares
   authorized; 58,239,057 shares issued and outstanding .      5,823,906               -               -       5,823,906
  Member's equity .......................................              -       2,072,339      (2,072,339)              -
  Additional paid-in capital ............................      9,242,622               -               -       9,242,622
  (Accumulated deficit) Retained earnings ...............    (14,976,178)      1,570,185      (1,570,185)    (14,976,178)
  Other comprehensive income-foreign currency ...........              -         188,269               -         188,269
                                                            ------------    ------------    ------------    ------------
    Total stockholders' (deficit) equity ................         90,350       3,830,793      (3,642,524)        278,619
                                                            ------------    ------------    ------------    ------------

                                                            $    252,557    $  8,605,951    $    (36,681)   $  8,821,827
                                                            ============    ============    ============    ============

                                  See Notes to Unaudited Proforma Financial Statements.

                                                           F-20

                                          SENSE HOLDINGS, INC. AND SUBSIDIARIES
                                             Proforma Statement of Operations
                                        For the Three Months Ended March 31, 2007
                                                       (Unaudited)
                                                                Sense         Shanghai        Proforma        Proforma
                                                            Holdings Inc.      Aohong        Adjustments    Consolidated
                                                            ------------    ------------    ------------    ------------
                                                             (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)
Revenues ................................................   $     31,887    $  8,014,494    $          -    $  8,046,381
Cost of sales ...........................................          4,430       6,950,837               -       6,955,267
                                                            ------------    ------------    ------------    ------------
Gross profit: ...........................................         27,457       1,063,657               -       1,091,114
                                                            ------------    ------------    ------------    ------------

Operating expenses:
  Compensation and related taxes ........................         85,647               -               -          85,647
  Consulting and investor relation expense ..............         28,785               -               -          28,785
  Research and development ..............................              -               -               -               -
  Selling, general and administrative ...................         76,618         732,364               -         808,982

                                                            ------------    ------------    ------------    ------------
    Total operating expenses ............................        191,050         732,364               -         923,414
                                                            ------------    ------------    ------------    ------------

Loss (income) From Operations ...........................       (163,593)        331,293               -         167,700

Other income (expense)
  Other expense .........................................              -         (13,027)              -         (13,027)
  Debt issuance costs ...................................              -               -               -               -
  Registration rights penalties .........................              -               -               -               -
  Interest expenses .....................................            120         (12,892)              -         (12,772)
                                                            ------------    ------------    ------------    ------------
    Total Other Expense .................................            120         (25,919)              -         (25,799)
                                                            ------------    ------------    ------------    ------------

Net (loss) income before income tax and minority interest       (163,473)        305,374               -         141,901

  Minority Interest in income of subsidiary .............              -               -        (134,120)       (134,120)
                                                            ------------    ------------    ------------    ------------

Net (loss) income before tax provision ..................       (163,473)        305,374        (134,120)          7,781

  Income tax expense ....................................              -             (72)              -             (72)
                                                            ------------    ------------    ------------    ------------

Net (loss) income .......................................   $   (163,473)   $    305,302    $   (134,120)   $      7,709
                                                            ============    ============    ============    ============

Net income per common share
  Basic .................................................   $      (0.00)                                   $       0.00
                                                            ============                                    ============
  Diluted ...............................................   $      (0.00)                                   $       0.00
                                                            ============                                    ============

  Weighted Common shares Outstanding - Basic ............     56,015,724                      12,500,000      65,515,724
                                                            ============                    ============    ============
  Weighted Common shares Outstanding - Diluted ..........     56,015,724                      12,500,000      65,515,724
                                                            ============                    ============    ============

                                  See Notes to Unaudited Proforma Financial Statements.

                                                           F-21

                                          SENSE HOLDINGS, INC. AND SUBSIDIARIES
                                             Proforma Statement of Operations
                                      For the Twelve Months Ended December 31, 2006
                                                                Sense         Shanghai        Proforma        Proforma
                                                            Holdings Inc.      Aohong        Adjustments    Consolidated
                                                            ------------    ------------    ------------    ------------
                                                             (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)
Revenues ................................................   $     81,517    $ 21,115,623   $           -    $ 21,197,140
Cost of sales ...........................................         48,977      19,303,386               -      19,352,363
                                                            ------------    ------------    ------------    ------------
Gross profit: ...........................................         32,540       1,812,237               -       1,844,777

Operating expenses:
  Compensation and related taxes ........................        596,596               -               -         596,596
  Consulting and investor relation expense ..............      1,561,577               -               -       1,561,577
  Research and development ..............................        578,979               -               -         578,979
  Selling, general and administrative ...................        478,727       1,304,312               -       1,783,039

                                                            ------------    ------------    ------------    ------------
    Total operating expenses ............................      3,215,879       1,304,312               -       4,520,191
                                                            ------------    ------------    ------------    ------------

Loss (income) From Operations ...........................     (3,183,339)        507,925               -      (2,675,414)

Other income (expense)
  Other income ..........................................              -             228               -             228
  Debt issuance costs ...................................        (89,692)              -               -         (89,692)
  Loss on sale of securities ............................              -               -               -               -
  Loss on impairment of intangible asset ................       (230,000)              -               -        (230,000)
  Registration rights penalties .........................       (140,432)              -               -        (140,432)
  Interest income (expenses) ............................       (109,392)        (78,803)              -        (188,195)
                                                            ------------    ------------    ------------    ------------
    Total Other Income (Expense) ........................       (569,516)        (78,575)              -        (648,091)
                                                            ------------    ------------    ------------    ------------

Net (loss) income before income tax and minority interest     (3,752,855)        429,350               -      (3,323,505)

  Minority Interest in income of subsidiary .............              -               -        (188,571)       (188,571)
                                                            ------------    ------------    ------------    ------------

Net (loss) loss before tax provision ....................     (3,752,855)        429,350        (188,571)     (3,512,076)

  Income tax expense ....................................              -            (127)              -            (127)
                                                            ------------    ------------    ------------    ------------

Net (loss) income .......................................   $ (3,752,855)   $    429,223    $   (188,571)   $ (3,512,203)
                                                            ============    ============    ============    ============

Net loss per common share
  Basic .................................................   $      (0.08)                                   $      (0.06)
                                                            ============                                    ============
  Diluted ...............................................   $      (0.08)                                   $      (0.06)
                                                            ============                                    ============

  Weighted Common shares Outstanding - Basic ............     48,859,080                      12,500,000      61,359,080
                                                            ============                    ============    ============
  Weighted Common shares Outstanding - Diluted ..........     48,859,080                      12,500,000      61,359,080
                                                            ============                    ============    ============

                                  See Notes to Unaudited Proforma Financial Statements.

                                                           F-22

                      SENSE HOLDINGS, INC. AND SUBSIDIARIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                      MARCH 31, 2007 AND DECEMBER 31, 2006

The acquisition by Sense Holdings Inc., (the "Company") of Shanghai Aohong Industry Co., Ltd. ("Aohong"), a company organized under the laws PRC, closed June 27, 2007.

Under the terms of the agreement, the Company agreed to contribute $4,567,500 to increase the net assets of Aohong. As a result, the Company holds a 56.08% majority interest in Shanghai Aohong Industry Co., Ltd. On June 27, 2007, the Acquisition closed; the Company acquired 56.08% of the membership interest of Shanghai Aohong Industry Co., Ltd. in exchange for $3,380,000 in cash and 12,500,000 shares of common stock, valued at $1,187,500 in the aggregate ("Consideration Stock"). The fair value of the common stock is based on the $0.095 quoted trading price of the common stock on the acquisition date and amounted to $1,187,500. The purchase price was determined based on an arm's length negotiation and no finder's fees or commissions were paid in connection with this acquisition. The transfer of the membership interests to us is subject to receipt by Aohong the necessary government approvals as required by the laws of the People's Republic of China. Subsequent to June 27, 2007, Aohong has submitted the requisite documentation and the approval process is pending.

Aohong sells and distributes assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishing agents and assorted aerosol sprays. Aohong sold and distributed approximately 15,000 tons of liquid coolants in fiscal 2006 and approximately 12,000 tons of liquid coolants in fiscal 2005.

The operations of Aohong are comprised of three basic functions:

o Repackaging bulk quantities of liquid coolants into smaller packaging for resale and distribution. Approximately 50% and approximately 45%, respectively, of its net revenues were generated from this activity in fiscal 2006 and fiscal 2005,

o Custom mixing of various raw materials in accordance with customer specifications into a new product. Aohong employs two engineers who work with customers to derive proper mixture of chemicals. Approximately 40% of its net revenues were generated from this activity in each of fiscal 2006 and fiscal 2005, and

o Distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product. Approximately 15% and approximately 10%, respectively, of its net revenues were generated from this activity in each of fiscal 2006 and fiscal 2005.

Customers of Aohong include manufacturers of automobiles, refrigerators and air conditioners as well as distributors of coolants. In 2006 approximately 33% of its net revenues were from manufacturers, including automobile, air condition and refrigerator manufacturers, approximately 32% of its net revenues were from air condition and refrigerator retailers and approximately 35% of its net revenues were from the export of products.

Approximately 60% of its sales are to automobile and refrigerator manufacturers. As a result, historically Aohong has witnessed a seasonal surge in demand for refrigerant products from November to June.

                      SENSE HOLDINGS, INC. AND SUBSIDIARIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                      MARCH 31, 2007 AND DECEMBER 31, 2006

Aohong was established in February 2000 as Shanghai Aohong Industry Co., Ltd. On July 5, 2007 Aohong changed its name to Shanghai Aohong Chemical Co., Ltd. Aohong has two wholly owned subsidiaries; Shanghai Binghong Trading Co., Ltd. which was established in March 2002 and Shanghai Wuling Environmental Material Co., Ltd. which was established in January 2005.

The unaudited pro forma condensed balance sheet combines the Company's and the balance sheets of Aohong as of March 31, 2007, and gives pro forma effect to the above transaction as if it had occurred on March 31, 2007. The pro forma statement of operations combines the Company's and the operations of Aohong for the three months ended March 31, 2007. The pro forma statement of operations for the twelve months ended December 31, 2006 assumes that the acquisition of Aohong took place on January 1, 2006. The Unaudited pro forma combined condensed financial statements are based upon the historical financial statements of the Company and Aohong after considering the effect of the adjustments described in the footnotes that follow.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Aohong by the Company occurred as of December 31, 2006, or during the operational periods presented, nor is it necessarily indicative of the future financial position or operating results.

These pro forma financial statements should be read in conjunction with the audited historical financial statements of the Company, and the related financial statements for Aohong included in this Form 8-K/A dated July 30, 2007 filed with Securities Exchange Commission.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of the Company and the operations of Aohong. Further, actual results may be different from these unaudited pro forma combined financial statements.

The acquisition by the Company of Aohong closed June 27, 2007. The Company acquired 56.08% equity ownership of Aohong in exchange for an aggregate of $3,380,000 in cash and 12,500,000 shares of its common stock valued at $1,187,500. The fair value of the consideration stock was based on the $0.095 quoted trading price of the common stock on the acquisition date and amounted to $1,187,500. The purchase price was determined based on arm's length negotiations and no finder's fees or commissions were paid in connection with the acquisition.

The purchase price and the preliminary adjustments to historical book value of Aohong as a result of the acquisition are as follows:

                      SENSE HOLDINGS, INC. AND SUBSIDIARIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                      MARCH 31, 2007 AND DECEMBER 31, 2006

Purchase price:


Purchase price ..............................................       $ 4,567,500

Net Assets Acquired (March 31, 2007):
Total Assets ................................................         8,605,951
Minus: Liabilities ..........................................        (4,775,158)
Minus: Other Comprehensive Income ...........................          (188,269)
                                                                    -----------
Net Assets ..................................................         3,642,524

Capital Infusion ............................................         4,567,500
                                                                    -----------
              Total Net Assets Acquired .....................         8,210,024
*56.08% ownership
    Net Assets Acquired (March 31, 2007): ...................         4,604,181
                                                                    -----------

Net Assets acquired in excess of purchase price .............       $    36,681
                                                                    ===========


NOTE 2 - UNAUDITED PRO FORMA ADJUSTMENTS

The pro forma adjustments are comprised of the following elements:

      (a) Reflects the payment of the purchase consideration totaling $4,567,500. Purchase allocation to net assets acquired is a preliminary estimate made by management. The estimate assumes that historical values of net assets acquired were approximately at their fair market value. The net assets acquired in excess of purchase price, are allocated to property, and equipment.

      (b) Reflects the 43.92% minority interest portion of the net income of Aohong.